UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 3, 2015

ENDEAVOR IP, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-55094

Nevada	45-2563323
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

140 Broadway, 46th Floor, New York, NY	10005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: 212-858-7514

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 3, 2015, the Board of Directors of Endeavor IP, Inc., a Nevada corporation (the “Company”), declared a dividend distribution of one right (each, a “Right ”) for each outstanding share of common stock, par value $0.0001, of the Company (the “Common Shares ”). The dividend is payable to holders of record as of the close of business on September 3, 2015 (the “Record Date”).

The following is a summary description of the Rights. This summary is intended to provide a general description only and is subject to the detailed terms and conditions of the Rights Agreement, dated as of September 3, 2015, by and between the Company and VStock Transfer LLC, as rights agent (the “Rights Agent ”), a copy of which is attached hereto as Exhibit 4.1, which is incorporated herein by reference (the “Rights Agreement ”).

Each holder of Common Shares as of the Record Date will receive a dividend of one Right per Common Share. One Right will also be issued together with each Common Share issued by the Company after the Record Date and prior to the Distribution Date (as defined in Section 2 below), and in certain circumstances, after the Distribution Date. New certificates (or, if uncertificated, ownership statements in lieu thereof) for Common Shares issued after the Record Date will contain a notation incorporating the Rights Agreement by reference.

Until the Distribution Date:

o	the Rights will not be exercisable;

o	the Rights will be evidenced by the certificates for Common Shares (or by the ownership statements issued with respect to uncertificated Common Shares) and not by separate rights certificates; and

o	the Rights will be transferable by, and only in connection with, the transfer of Common Shares.

The Rights are not exercisable until the Distribution Date. As of and after the Distribution Date, the Rights will separate from the Common Shares and each Right will become exercisable to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.0001 per share, of the Company (each whole share, a “Preferred Share”) at a purchase price of $.15 (such purchase price, as may be adjusted, the “Purchase Price”). This portion of a Preferred Share would give the holder thereof approximately the same dividend, voting, and liquidation rights as would one Common Share. At the discretion of the Board of Directors, the Purchase Price may be paid in Preferred Shares in a cashless exercise.

The “Distribution Date” is the earlier of:

o
ten days following a public announcement that a person has become an “Acquiring Person” by acquiring beneficial ownership of 15% or more of the outstanding Common Shares then outstanding (or, in the case of a person that had beneficial ownership of 15% or more of the outstanding Common Shares on the date the Rights Agreement was executed, by obtaining beneficial ownership of additional Common Shares representing 2.0% of the Common Shares then outstanding other than as a result of repurchases of Common Shares by the Company or certain inadvertent acquisitions, and provided that Common Shares acquired pursuant to employee benefit plans, issuance of shares in repayment of debt, or issuances of shares to officers, directors and employees shall not be included in the calculation of such additional Common Shares; and

o
ten business days (or such later date as the Board of Directors of the Company shall determine prior to the time a person becomes an Acquiring Person) after the commencement of a tender offer or exchange offer by or on behalf of any person (other than the Company or certain related entities) that, if completed, would result in such person becoming an Acquiring Person.

A person will be deemed to “beneficially own” any Common Shares if such person or any affiliated or associated person of such person:

o
is considered a “beneficial owner” of the Common Shares under Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended and as in effect on the date of the Rights Agreement;

o
has the right to acquire the Common Shares, either immediately or in the future, pursuant to any agreement, arrangement, or understanding (other than a customary underwriting agreement relating to a bona fide public offering of the Common Shares) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise, except that a person will not be deemed to be a beneficial owner of (a) Common Shares tendered pursuant to a tender offer or exchange offer by or on behalf of such person or any affiliated or associated persons of such person until the tendered Common Shares are accepted for purchase or exchange, (b) securities issuable upon exercise of a Right before the occurrence of a Triggering Event (as defined in Section 5 below), (c) securities issuable upon exercise of a Right after the occurrence of a Triggering Event if the Rights are originally issued Rights or were issued in connection with an adjustment to originally issued Rights or (d) securities issued pursuant to repayment of debt, an employee benefit plan or as a bonus to an employee, officer or director of the Company;

o
has the right to vote or dispose of the Common Shares pursuant to any agreement, arrangement, or understanding (other than a right to vote arising from the granting of a revocable proxy or consent that is not also then reportable on a Schedule 13D); or

o
has an agreement, arrangement, or understanding with another person who beneficially owns Common Shares and the agreement, arrangement, or understanding is for the purpose of acquiring, holding, voting, or disposing of any securities of the Company (other than customary underwriting agreements relating to a bona fide public offering of Common Shares or a right to vote arising from the granting of a revocable proxy or consent that is not also then reportable on a Schedule 13D).

As soon as practicable after the Distribution Date, the Rights Agent will mail rights certificates to holders of record of the Common Shares as of the close of business on the Distribution Date and, thereafter, the separate rights certificates alone will evidence the Rights.

The Rights will expire on the earliest of (a) 5:00 p.m., Eastern time, on September 3, 2025, (b) the time at which the Rights are redeemed, and (c) the time at which the Rights are exchanged in full.

The following described events are referred to as “Triggering Events.”

(a)       Flip-In Event. In the event that a person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Shares (or, in certain circumstances, other securities, cash, or other assets of the Company) having a value equal to two times the Purchase Price. Notwithstanding any of the foregoing, following the occurrence of a person becoming an Acquiring Person, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person (or by certain related parties) will be null and void. However, Rights are not exercisable following the occurrence of a person becoming an Acquiring Person until such time as the Rights are no longer redeemable by the Company as set forth below.

For example, at a purchase price of $.15 per Right, following the occurrence of a person becoming an Acquiring Person, each Right not owned by the Acquiring Person (or by certain related parties) would entitle its holder to purchase $.30 worth of Common Shares (or other consideration, as noted above) for $.15. Assuming that the Common Shares have a per share value of $.02 at such time, the holder of each valid Right would be entitled to purchase 10 Common Shares for $.15.

(b)       Flip-Over Events. In the event that, at any time after a person has become an Acquiring Person, (i) the Company engages in a merger or other business combination transaction in which the Company is not the continuing or surviving corporation or other entity, (ii) the Company engages in a merger or other business combination transaction in which the Company is the continuing or surviving corporation and the Common Shares of the Company are changed or exchanged, or (iii) 50% or more of the Company’s assets or earning power is sold or transferred, each holder of a Right (except Rights that have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common shares of the acquiring company having a value equal to two times the Purchase Price.

At any time a person becomes an Acquiring Person (as defined in the Rights Agreement), the Board of Directors of the Company may direct the Company to redeem the Rights in whole, but not in part, at a price of $0.0001 per Right (payable in cash, Common Shares, or other consideration deemed appropriate by the Board of Directors of the Company). Immediately upon the action of the Board of Directors of the Company directing the Company to redeem the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.0001 redemption price.

At any time after a person becomes an Acquiring Person but before any person acquires beneficial ownership of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may direct the Company to exchange the Rights (other than Rights owned by such person or certain related parties, which will have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment). The Company may substitute Preferred Shares (or shares of a class or series of the Company’s preferred stock having equivalent rights, preferences, and privileges) for Common Shares at an initial rate of one one-hundredth of a Preferred Share (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences, and privileges) per Common Share. Immediately upon the action of the Board of Directors of the Company directing the Company to exchange the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the number of Common Shares (or one one-hundredth of a Preferred Share or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences, and privileges) equal to the number of Rights held by such holder multiplied by the exchange ratio.

The Board of Directors of the Company may adjust the Purchase Price, the number of Preferred Shares or other securities or assets issuable upon exercise of a Right, and the number of Rights outstanding to prevent dilution that may occur (a) in the event of a stock dividend on, or a subdivision, combination, or reclassification of, the Preferred Shares, (b) in the event of a stock dividend on, or a subdivision or combination of, the Common Shares, (c) if holders of the Preferred Shares are granted certain rights, options, or warrants to subscribe for Preferred Shares or convertible securities at less than the current market price of the Preferred Shares, or (d) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Preferred Shares will be issued (other than fractions that are integral multiples of one one-hundredth of a Preferred Share), and in lieu thereof, an adjustment in cash may be made based on the market price of the Preferred Shares on the last trading date prior to the date of exercise.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Shares (or other consideration) of the Company or for common shares of the acquiring company or in the event of the redemption of the Rights as set forth in Section 6 above.

The Company may supplement or amend any provision of the Rights Agreement in order to (a) cure any ambiguity, (b) correct or supplement any provision contained in the Rights Agreement that may be defective or inconsistent with other provisions of the Rights Agreement, (c) shorten or lengthen any time period under the Rights Agreement, or (d) make any other provisions with respect to the Rights that the Company deems necessary or desirable; provided, however , that no supplement or amendment made after a person becomes an Acquiring Person may adversely affect the interests of the registered holders of rights certificates (other than an Acquiring Person or any affiliated or associated person of an Acquiring Person or certain of their transferees).

A copy of the Rights Agreement is attached as Exhibit 4.1 to this Form 8-K and is also available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement which is incorporated herein by this reference.

Item 3.03        Material Modification to Rights of Security Holders.

See the description set out under “Item 1.01 - Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 3.03.

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement described in Item 1.01 above, the Board of Directors approved a Certificate of Designation, Preferences, and Rights of Series A Junior Participating Preferred Stock of Endeavor IP, Inc. (the “Certificate of Designation ”). The Certificate of Designation was filed with the Secretary of State of the State of Nevada and became effective on September 8, 2015. The Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01        Other Events.

On September 8, 2015, the Company announced the declaration of the dividend of Rights and issued a press release relating to such declaration, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference

Item 9.01        Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
3.1	Certificate of Designation, Preferences, and Rights of Series A Junior Participating Preferred Stock of Endeavor IP, Inc.

3.2	Amended and Restated Articles of Incorporation (incorporated by reference to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 17, 2013)

3.3	Amended and Restated Bylaws (incorporated by reference to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 17, 2013.)

4.1	Rights Agreement dated as of September 3, 2015, by and between the Company and VStock Transfer LLC, as rights agent, which includes as Exhibit B the Form of Rights Certificate.

99.1	Press release dated September 9, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2015
Endeavor IP, Inc.

By:	/s/ Franciscus Diaba
Name: Franciscus Diaba
Title: Chief Executive Officer